                                                                    Exhibit 3.22

                           ARTICLES OF INCORPORATION
                           -------------------------

                                      OF

                        MALL AT 163RD ST. WILSONS, INC.
                        -------------------------------


     The undersigned, being an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a corporation for profit, pursuant to the provisions of the Florida Business Corporation Act.

     FIRST:  The corporate name for the corporation (hereinafter called the
     -----
"corporation") is MALL AT 163RD ST. WILSONS, INC.

     SECOND:  The address, wherever located, of the principal office of the
     ------
corporation, if known, is One Theall Road, Rye, New York  10580.

     THIRD:  The mailing address, wherever located, of the corporation is One
     -----
Theall Road, Rye, New York  10580.

     FOURTH:  The number of shares that the corporation is authorized to issue
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is one hundred, all of which are without par value and are of the same class and are to be Common shares.

     FIFTH:  The street address of the initial registered office of the
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corporation in the State of Florida is c/o United States Corporation Company,
110 North Magnolia Street, Tallahassee, Florida  32301.

     The name of the initial registered agent of the corporation at the said registered office is United States Corporation Company.

     The written acceptance of the said initial registered agent, as required in
Section 607.0501(3) of the Florida Business Corporation Act, is set forth following the signature of the incorporator and is made a part of these Articles of Incorporation.

     SIXTH:  The name and the address of the incorporator are:
     -----

     NAME                          ADDRESS
     ----                          -------

     Athena Amaxas            15 Columbus Circle
                              New York, NY  10023-7773
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     SEVENTH:  The purposes for which the corporation is organized, which shall
     -------
include the authority of the corporation to engage in any lawful business for which corporations may be organized under the Florida Business Corporation Act, are as follows:

          To buy, sell and generally deal in and with (at wholesale, retail or both) men's, women's and children's clothing, shoes, jewelry, belts, pocketbooks, and other accessories and wearing apparel of every kind and description.

          To have all of the general powers granted to corporations organized under the Florida Business Corporation Act, whether granted by specific statutory authority or by construction of law.

     EIGHTH:  The duration of the corporation shall be perpetual.
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     NINTH:  The corporation shall, to the fullest extent permitted by the
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provisions of the Florida Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     TENTH:  Whenever the corporation shall be engaged in the business of
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exploiting natural resources or other wasting assets, distributions may be paid in cash out of depletion or similar reserves at the discretion of the Board of Directors and in conformity with the provisions of the Florida Business Corporation Act.

Signed on July 7, 1992


                                   /s/  Athena Amaxas
                                   ----------------------------
                                   Athena Amaxas, Incorporator

Having been named as registered agent and to accept service of process for the above-named corporation at the place designated in these Articles of Incorporation, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

                                   UNITED STATES CORPORATION COMPANY

                                   By:  /s/  Grant M. Dawson
                                      ------------------------------
                                      Grant M. Dawson, Secretary

                                   Date:  July 7, 1992

                              ARTICLES OF MERGER

                                      OF

                          BAYSIDE TANNERY WEST, INC.
                        GOVERNOR'S SQUARE WILSONS, INC.
                         ORLANDO FASHION WILSONS, INC.
                                      AND
                      SAWGRASS MILLS BERMANS OUTLET, INC.

                                 WITH AND INTO

                        MALL AT 163RD ST. WILSONS, INC.

To the Secretary of State
State of Florida

     Pursuant to the provisions of the Florida Business Corporation Act, the domestic business corporations and the foreign business corporation herein named do hereby adopt the following Articles of Merger.

     1. Annexed hereto as Exhibit A and made a part hereof is the Plan of Merger (the "Plan") for merging BAYSIDE TANNERY WEST, INC., a Florida corporation, GOVERNOR'S SQUARE WILSONS, INC., a Florida corporation, ORLANDO FASHION WILSONS, INC., a Florida corporation, and SAWGRASS MILLS BERMANS OUTLET, INC., an Illinois corporation (the "Terminating Corporations"), with and into MALL AT 163RD ST. WILSONS, INC., a Florida corporation ("Mall at 163rd").

     2. The Plan was approved and adopted by written consent of the sole shareholder of each of the Terminating Corporations on July 19, 1996 in accordance with the provisions of Section 607.0704 of the Florida Business Corporation Act (in the case of the domestic Terminating Corporations herein named) or Section 7.10 of the Business Corporation Act of 1983 of the State of Illinois (in the case of the foreign Terminating Corporation herein named), and was approved and adopted by written consent of the sole shareholder of Mall at 163rd on July 19, 1996 in accordance with the provisions of Section 607.0704 of the Florida Business Corporation Act.

     3. Mall at 163rd will continue its existence as the surviving corporation following the merger herein provided for under the name "Wilsons Leather of Florida Inc." pursuant to the provisions of the Florida Business Corporation Act.

     4. The effective time and date of these Articles of Merger and the merger herein provided for shall be the close of business on August 3, 1996.

Executed on July 19, 1996

                                   BAYSIDE TANNERY WEST, INC.
                                   GOVERNOR'S SQUARE WILSONS, INC.
                                   ORLANDO FASHION WILSONS, INC.
                                   SAWGRASS MILLS BERMANS
                                     OUTLET, INC.


                                   By:  /s/  David L. Rogers
                                      --------------------------------
                                   Name:      David L. Rogers
                                   Capacity:  President of Each


                                   MALL AT 163RD ST. WILSONS, INC.


                                   By:  /s/  David L. Rogers
                                      --------------------------------
                                   Name:      David L. Rogers
                                   Capacity:  President

                                                                       EXHIBIT A

                                PLAN OF MERGER


     BAYSIDE TANNERY WEST, INC., a Florida corporation, GOVERNOR'S SQUARE WILSONS, INC., a Florida corporation, ORLANDO FASHION WILSONS, INC., a Florida corporation, and SAWGRASS MILLS BERMANS OUTLET, INC., an Illinois corporation (the "Terminating Corporations"), and MALL AT 163RD ST. WILSONS, INC., a Florida corporation ("Mall at 163rd"), shall merge into a single corporation pursuant to the Florida Business Corporation Act and the Business Corporation Act of 1983 of the State of Illinois upon the following terms and conditions:

     (1) The merger of the Terminating Corporations into Mall at 163rd (the "Merger") shall be effective at the close of business on August 3, 1996, and Mall at 163rd shall be the surviving corporation following the Merger (the "Surviving Corporation").

     (2) Upon the effectiveness of the Merger, since each of the Terminating Corporations and Mall at 163rd are owned by the same shareholder, all of the outstanding shares of capital stock of the Terminating Corporations shall be canceled, no shares of the Surviving Corporation, cash or other consideration shall be issued in exchange therefor or upon cancellation thereof, and each share of capital stock of Mall at 163rd shall remain outstanding as capital stock of the Surviving Corporation and shall not be converted or exchanged or in any way modified as a result of the Merger.

     (3) Upon the effectiveness of the Merger, the corporate existence of the Terminating Corporations shall cease, and the corporate existence of Mall at 163rd, as the Surviving Corporation, shall continue under, and shall be governed by, the laws of the State of Florida.

     (4) The Articles of Incorporation and By-Laws of Mall at 163rd in effect immediately prior to the effectiveness of the Merger, by virtue of the Merger and without further action by the shareholders or directors of the Terminating Corporations or Mall at 163rd, shall continue as, and shall be deemed to be, the Articles of Incorporation and By-Laws of the Surviving Corporation until amended in accordance with the laws of the State of Florida, except that, upon the effectiveness of the Merger, Article First of said Articles of Incorporation shall be deemed to be amended to read in its entirety as follows :

     "FIRST:  The corporate name for the corporation (hereinafter called the
      -----
     "corporation") is Wilsons Leather of Florida Inc."

     (5) The directors of Mall at 163rd immediately prior to the effectiveness of the Merger shall be the directors of the Surviving Corporation, subject to the applicable provisions of the By-Laws of the Surviving Corporation, until the expiration of the respective terms of such directors for which they were elected and until their respective successors are elected and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation. The officers of

Mall at 163rd immediately prior to the effectiveness of the Merger shall be the officers of the Surviving Corporation until their respective successors are chosen and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation.